Exhibit 99.1

FOREST OIL CORPORATION
INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 2, 2013, Forest Oil Corporation (“Forest”) together with two of its wholly-owned subsidiaries, Forest Oil Permian Corporation and Forcenergy Onshore Inc., entered into an Agreement for Purchase and Sale of Assets with Hilcorp Energy I, L.P. (“Hilcorp”).  Pursuant to the purchase and sale agreement, Forest agreed to sell to Hilcorp oil and gas properties located in the State of Texas (the “Texas Oil and Gas Assets”) and various other related assets (together with the Texas Oil and Gas Assets, the “Texas Assets”). The transaction closed on February 15, 2013. The sales price for the Texas Assets was $325 million, which was subject to customary adjustments to reflect an economic effective date of January 1, 2013. Forest received $16 million of the sales price as a deposit upon execution of the purchase and sale agreement and the remaining $291 million at closing, for total net proceeds of $307 million. Forest intends to use the proceeds to redeem the remaining $300 million principal amount outstanding of its 8½% Senior Notes due 2014. The net proceeds do not include approximately $14 million that may be received in the future related to Texas Assets for which third-party consents have not yet been received.

On October 11, 2012, Forest entered into an Agreement for Purchase and Sale of Assets with Texas Petroleum Investment Company (“TPIC”).  Pursuant to the purchase and sale agreement, Forest agreed to sell to TPIC oil and gas properties located in the State of Louisiana (the “Louisiana Oil and Gas Assets,” and together with the Texas Oil and Gas Assets, the “Oil and Gas Assets”) and various other related assets (together with the Louisiana Oil and Gas Assets, the “Louisiana Assets,” and together with the Texas Assets, the “Assets”). The transaction closed on November 16, 2012. The sales price for the Louisiana Assets was $220 million, which was subject to customary adjustments to reflect an economic effective date of August 1, 2012. Forest received $11 million of the sales price as a deposit upon execution of the purchase and sale agreement and the remaining $197 million at closing, for total net proceeds of $208 million. Forest used the net proceeds to reduce borrowings outstanding under its credit facility. The net proceeds do not include approximately $2 million to be received in the future related to Louisiana Assets on which third parties possess preferential purchase rights that have recently been exercised.

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the condensed consolidated financial statements of Forest may have appeared had the sales of the Assets occurred as of September 30, 2012 (with respect to the balance sheet information presented) or as of January 1, 2011 (with respect to the statement of operations information presented).

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Forest included in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Forest would actually have been had the transactions described above occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on the results of operations of Forest. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$39,169	$191,064	(a)	$230,233
Accounts receivable	77,210	—		77,210
Derivative instruments	43,853	—		43,853
Other current assets	16,278	(500)	(b)	15,778
Total current assets	176,510	190,564		367,074
Property and equipment:
Oil and natural gas properties, full cost method of accounting:
Proved, net of accumulated depletion	1,774,587	(568,028)	(c)	1,206,559
Unproved	442,275	(13,851)	(c)	428,424
Net oil and natural gas properties	2,216,862	(581,879)		1,634,983
Other property and equipment, net of accumulated depreciation and amortization	16,327	(287)	(d)	16,040
Assets held for sale	27,373	—		27,373
Net property and equipment	2,260,562	(582,166)		1,678,396
Deferred income taxes	9,851	—		9,851
Goodwill	239,420	—		239,420
Derivative instruments	5,273	—		5,273
Other assets	90,762	(1,903)	(e)	88,859
	$2,782,378	$(393,505)		$2,388,873
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$189,753	$(1,935)	(f)	$187,818
Current portion of long-term debt	296,002	—		296,002
Accrued interest	29,663	(3,117)	(g)	26,546
Derivative instruments	7,759	—		7,759
Deferred income taxes	9,851	—		9,851
Other current liabilities	20,743	(6,901)	(h)	13,842
Total current liabilities	553,771	(11,953)		541,818
Long-term debt	1,796,369	(295,990)	(i)	1,500,379
Asset retirement obligations	79,133	(58,337)	(h)	20,796
Derivative instruments	16,640	—		16,640
Other liabilities	93,688	(101)	(j)	93,587
Total liabilities	2,539,601	(366,381)		2,173,220
Shareholders’ equity:
Preferred stock, none issued and outstanding	—	—		—
Common stock	11,823	—		11,823
Capital surplus	2,538,129	—		2,538,129
Accumulated deficit	(2,289,461)	(27,124)	(k)	(2,316,585)
Accumulated other comprehensive loss	(17,714)	—		(17,714)
Total shareholders’ equity	242,777	(27,124)		215,653
	$2,782,378	$(393,505)		$2,388,873

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil, natural gas, and natural gas liquids sales	$450,609	$(138,128)	(l)	$312,481
Interest and other	123	—		123
Total revenues	450,732	(138,128)		312,604
Costs, expenses, and other:
Lease operating expenses	82,167	(32,399)	(l)	49,768
Production and property taxes	26,935	(13,810)	(l)	13,125
Transportation and processing costs	11,167	(1,697)	(l)	9,470
General and administrative	45,221	—		45,221
Depreciation, depletion, and amortization	213,802	(50,465)	(m)	163,337
Ceiling test write-down of oil and natural gas properties	713,750	23,230	(n)	736,980
Impairment of properties	79,529	—		79,529
Interest expense	103,932	(24,425)	(o)	79,507
Realized and unrealized gains on derivative instruments, net	(40,744)	—		(40,744)
Other, net	42,102	(3,464)	(p)	38,638
Total costs, expenses, and other	1,277,861	(103,030)		1,174,831
Loss before income taxes	(827,129)	(35,098)		(862,227)
Income tax	175,269	(12,709)	(q)	206,082
		43,522	(r)
Net loss	$(1,002,398)	$(65,911)		$(1,068,309)

Basic loss per common share	$(8.73)			$(9.31)
Diluted loss per common share	(8.73)			(9.31)

Weighted average shares outstanding:
Basic	114,784			114,784
Diluted	114,784			114,784

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil, natural gas, and natural gas liquids sales	$703,531	$(255,029)	(l)	$448,502
Interest and other	1,026	—		1,026
Total revenues	704,557	(255,029)		449,528
Costs, expenses, and other:
Lease operating expenses	99,158	(43,768)	(l)	55,390
Production and property taxes	40,632	(22,226)	(l)	18,406
Transportation and processing costs	13,728	(2,320)	(l)	11,408
General and administrative	65,105	—		65,105
Depreciation, depletion, and amortization	219,684	(67,394)	(m)	152,290
Interest expense	149,755	(29,637)	(o)	120,118
Realized and unrealized gains on derivative instruments, net	(88,064)	—		(88,064)
Other, net	17,164	(4,494)	(p)	12,670
Total costs, expenses, and other	517,162	(169,839)		347,323
Earnings from continuing operations before income taxes	187,395	(85,190)		102,205
Income tax	89,135	(30,813)	(q)	58,322
Net earnings from continuing operations	$98,260	$(54,377)		$43,883

Basic earnings from continuing operations per common share	$.86			$.38
Diluted earnings from continuing operations per common share	.85			.38

Weighted average shares outstanding:
Basic	111,690			111,690
Diluted	112,868			112,868

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 1   Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest may have appeared had the sales of (i) certain oil and gas properties located in the State of Texas (the “Texas Oil and Gas Assets”) and various other related assets (together with the Texas Oil and Gas Assets, the “Texas Assets”) and (ii) certain oil and gas properties located in the State of Louisiana (the “Louisiana Oil and Gas Assets,” and together with the Texas Oil and Gas Assets, the “Oil and Gas Assets”) and various other related assets (together with the Louisiana Oil and Gas Assets, the “Louisiana Assets”, and together with the Texas Assets, the “Assets”) occurred as of September 30, 2012 (with respect to the balance sheet information presented) or as of January 1, 2011 (with respect to the statement of operations information presented). The transactions for which these pro forma financial statements are presented are explained in more detail in the introductory paragraph to the accompanying pro forma financial information.

Following are descriptions of certain columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical—Represents the historical condensed consolidated balance sheet of Forest as of September 30, 2012, the historical condensed consolidated statement of operations of Forest for the nine months ended September 30, 2012, and the historical condensed consolidated statement of operations related to the continuing operations of Forest for the year ended December 31, 2011.

Pro Forma Adjustments—Represents the adjustments to the historical condensed consolidated financial statements necessary to arrive at the pro forma financial position of Forest as of September 30, 2012, as if the sales of the Assets occurred as of September 30, 2012, the pro forma results of operations of Forest for the nine months ended September 30, 2012, as if the sales of the Assets occurred as of January 1, 2011, and the pro forma results of Forest’s continuing operations for the year ended December 31, 2011, as if the sales of the Assets occurred as of January 1, 2011.

Note 2    Pro Forma Adjustments for the Sales of Assets

Condensed Consolidated Balance Sheet

(a)
To record excess cash remaining after using a portion of the total net proceeds of $516 million to redeem $300 million of the 8½% Senior Notes due 2014 (“8½% Notes”). The assumed September 30, 2012 redemption of the 8½% Notes required $325 million in cash, consisting of $300 million in principal, $3 million of accrued interest, and a $21 million call premium.

(b)	To eliminate materials and supplies inventory included in the Texas Assets.

(c)	To record the sales proceeds attributable to the proved and unproved oil and gas properties in accordance with the full cost method of accounting.

(d)	To eliminate other property and equipment included in the Texas Assets.

(e)
To eliminate $2 million of unamortized debt issue costs associated with the 8½% Notes, which were redeemed using a portion of the total proceeds, and to eliminate gas balancing and pipeline imbalance receivables totaling $.2 million included in the Assets.

(f)	To eliminate revenues held in suspense that were transferred to TPIC and Hilcorp.

(g)	To eliminate the accrued interest associated with the 8½% Notes, which were redeemed using a portion of the total proceeds.

(h)	To eliminate the asset retirement obligations associated with the Oil and Gas Assets.

(i)	To eliminate $300 million in principal of the 8½% Notes and the related unamortized original issuance discount of $4 million.

(j)	To eliminate gas balancing payables of $.1 million included in the Assets.

(k)
To record the income tax and accumulated deficit impact of the $21 million call premium, the write-off of $4 million of unamortized original issuance discount, and the write-off of $2 million of unamortized debt issue costs, all of which would be charged against earnings in connection with the redemption of $300 million of 8½% Notes. As discussed in Forest’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2012 and June 30, 2012, in the second quarter of 2012, Forest placed a full valuation allowance against its deferred tax assets. Since Forest had a full valuation allowance against its deferred tax assets at September 30, 2012, the tax impact of the aforementioned charge against earnings nets to zero, with the full amount of the charge showing in accumulated deficit.

The call premium and write-offs of the unamortized original issuance discount and debt issue costs are not included as pro forma adjustments in the condensed consolidated statements of operations since they are nonrecurring charges.

Condensed Consolidated Statements of Operations

(l)	To eliminate the revenues and direct operating expenses associated with the Oil and Gas Assets.

(m)
To adjust depletion to give effect to the reduction in the pro forma full cost pool, total estimated proved reserves, and production volumes as a result of the sale of the Oil and Gas Assets and to adjust depreciation to give effect to the reduction in other property and equipment included in the Texas Assets.

(n)
To adjust the ceiling test write-down of oil and natural gas properties to give effect to the reduction in the pro forma future net revenues from estimated production of proved oil and gas properties, properties not being amortized, and capitalized costs used in the ceiling test calculations as a result of the sale of the Oil and Gas Assets.

(o)
To adjust interest expense to give effect to the redemption of $300 million of 8½% Notes and to give effect to the application of the net cash proceeds remaining after the 8½% Notes redemption to reduce indebtedness under the credit facility. The reductions related to the 8½% Notes redemption were $22 million and $30 million for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively. These reductions include interest expense on the $300 million principal amount, amortization of the original issuance discount, and amortization of debt issue costs.

(p)	To eliminate accretion expense attributable to asset retirement obligations associated with the Oil and Gas Assets.

(q)	To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

(r)
To adjust income tax expense to give effect to the increase in the valuation allowance that would have been required associated with the pro forma decrease in income before income taxes. As discussed in Forest’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2012 and June 30, 2012, in the second quarter of 2012, Forest placed a full valuation allowance against its deferred tax assets.

Note 3 Pro Forma Earnings (Loss) Per Share

The following reconciles pro forma net earnings (loss) from continuing operations as reported in the unaudited pro forma condensed consolidated statements of operations to pro forma net earnings (loss) from continuing operations used for calculating pro forma basic and diluted earnings (loss) from continuing operations per share for the periods presented.

	Nine Months Ended	Year Ended
	September 30, 2012	December 31, 2011
	(In Thousands)
Pro forma net earnings (loss) from continuing operations	$(1,068,309)	$43,883
Pro forma net earnings attributable to participating securities	—	(910)
Pro forma net earnings (loss) from continuing operations for basic and diluted earnings per share	$(1,068,309)	$42,973

The following reconciles basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods presented.

	Nine Months Ended	Year Ended
	September 30, 2012	December 31, 2011
	(In Thousands)
Weighted average common shares outstanding during the period for pro forma basic earnings (loss) from continuing operations per share	114,784	111,690
Dilutive effects of potential common shares	—	1,178
Weighted average common shares outstanding during the period, including the effects of dilutive potential common shares, for pro forma diluted earnings (loss) from continuing operations per share	114,784	112,868